SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 17, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 17, 2006 the Company entered into a Termination and Return of Rights Agreement with Organon USA, Inc. that terminates the AVINZA(R) co-promotion agreement between the two companies and returns AVINZA rights to Ligand.

         The effective date of the termination agreement is January 1, 2006, however the parties have agreed to continue to cooperate during a transition period ending September 30, 2006 to promote the product. That transition period co-operation includes a minimum number of product sales calls per quarter
(100,000 for Organon and 30,000 for Ligand with an aggregate of 375,000 and 90,000 respectively for the transition period) as well as the transition of ongoing promotions, managed care contracts, clinical trials and key opinion leader relationships to Ligand. During the transition period Ligand will pay Organon an amount equal to 23 percent of AVINZA net sales as reported by Ligand. Ligand will also pay and be responsible for the design and execution of all clinical, advertising and promotion expenses and activities.

         The agreement includes a release of claims arising prior to the effective date, including claims regarding prior co-promote fees, and Ligand will pay Organon $14.75 million by January 30, 2006 as a settlement payment relevant to those fees and claims. In consideration of the early termination and return of rights under the terms of the agreement, Ligand will unconditionally pay Organon $37.75 million on or before October 15, 2006. Ligand will further pay Organon $10.0 million on or before January 15, 2007, provided that Organon has made its minimum required level of sales calls. Under certain conditions, including change of control, the cash payments will accelerate. In addition, after the transition period, Ligand will make quarterly royalty payments to Organon equal to 6.5 percent of AVINZA net sales up to and including December 31, 2012 and thereafter six percent through patent expiration, currently anticipated to be November of 2017.

         The company intends to file the Termination and Return of Rights Agreement with its annual report on form 10-K for the year ended December 31, 2005 and to request confidential treatment of certain portions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

EXHIBIT NUMBER        DESCRIPTION
-----------------     --------------------

99.1                  Press release of the Company dated January 17, 2006


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                              LIGAND PHARMACEUTICALS INCORPORATED




    Date: January 20, 2006    By:      /s/ Warner R. Broaddus
                              Name:    Warner R. Broaddus
                              Title:   Vice President, General Counsel &
                                       Secretary